Exhibit a.3

SMITH BREEDEN SERIES FUND

CERTIFICATION OF AMENDMENT TO THE

AMENDED AND RESTATED DECLARATION OF TRUST

The undersigned, Trustee of Smith Breeden Series Fund (the “Trust”), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust, dated March 19, 1992, (the “Declaration of Trust”) does hereby certify that, effective June 2, 1994, a majority of the Trustees of the Trust, as provided by the provisions of Section 8.3 of the Declaration of Trust, amended the Declaration of Trust in the form attached hereto as Exhibit A effective June 2, 1994.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 2nd day of June, 1994.

/s/ Michael J. Giarla, Trustee
Michael J. Giarla, Trustee

Exhibit a.3

Exhibit A

SMITH BREEDEN SERIES FUND

AMENDMENT TO THE AMENDED AND RESTATED DECLARATION OF TRUST

The undersigned, being a majority of the Trustees of Smith Breeden Series Fund (the “Trust”), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust, dated March 19, 1992, (the “Declaration of Trust”) certify that the Smith Breeden Market Tracking Series of the Trust has been terminated by action of the Trustees pursuant to Section 8.2(iii) effective April 18, 1994 and accordingly hereby amend Section 5.11(a) of the Declaration of Trust to read as follows:

Section 5.11. Series or Class Designation.

(a) Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series, it is hereby confirmed that the Trust consists of one Class of the Shares of the Trust designated as shares of the following four Series: Smith Breeden Short Duration U.S. Government Series, Smith Breeden Short Duration U.S. Government Series II, Smith Breeden Intermediate Duration U.S. Government Series, and Smith Breeden Market Tracking Series II.

IN WITNESS WHEREOF, the undersigned have executed this certificate this 2nd day of June, 1994.

/s/ Douglas T. Breeden
Douglas T. Breeden, Trustee

/s/ Michael J. Giarla
Michael J. Giarla, Trustee

/s/ Stephen M. Schaefer
Stephen M. Schaefer, Trustee

/s/ Myron S. Scholes
Myron S. Scholes, Trustee

/s/ William F. Sharpe
William F. Sharpe, Trustee